EXHIBIT 10 B

                        Lincoln Snacks Company
                         c/o Noel Group, Inc.
                    667 Madison Avenue, Suite 2500
                          New York, NY 10021

Karen Brenner                                              Phone 212.371.1400
Chairman and                                           Facsimile 212.758.8531
Chief Executive Officer

                             May 9, 1997

Mr. Ed Lyons
Planters Company
100 Deforest Avenue
East Hanover, NJ 07936

Dear Mr. Lyons:

    Please refer to the Amendment to Exclusive Distribution
Agreement dated as of February 28, 1997 (the "Amendment") between
Lincoln Snacks Company ("Lincoln") and Planters Company, a unit of Nabisco, Inc. ("Planters").

    At the time of the execution of the Amendment, it was intended that Lincoln would produce, pursuant to Section 6(a), 375,000 Equivalent Cases in the quarter ending June 30, 1997. Pursuant to our discussions of the last two days relating to Planters sales and inventory levels, the parties hereby agree to modify the production in the quarter ending June 30, such that Lincoln will produce 200,000 Equivalent Cases in that quarter and Planters will be billed and pay for such cases within 15 days of such production. In respect of the 175,000 Equivalent Cases which Lincoln is agreeing not to produce during the quarter Planters acknowledges and agrees that it shall be billed for and pay Lincoln on June 30, 1997 a non-reimbursable amount of $420,000 (which amount represents $2.40 x 175,000) and such amount shall not be applied against any other amount due under this agreement. Planters also hereby agrees to reimburse Lincoln within 15 days of receipt of invoice for any raw materials and packaging obligations entered into on behalf of Planters, pursuant to and in accordance with the original production schedule of 375,000 Equivalent Cases for the quarter ending June 30, 1997, which Lincoln is unable to apply to the 200,000 Equivalent Cases produced or cancel.

    Please confirm you are in agreement with the foregoing by executing a copy of this letter and returning it to me.

                                  Very truly yours,
                                  LINCOLN SNACKS COMPANY

                                  By:       /s/ Karen Brenner
                                  Name:     Karen Brenner
                                  Title:    Chairman and Chief
                                            Executive Officer

Accepted and Agreed to:
PLANTERS COMPANY, a Unit of NABISCO, INC.

By:      /s/ Ed Lyons
Name:    Ed Lyons
Title:   VP Finance